Exhibit 99.(g)(2)(i)

SCHEDULE B

FUNDS SUBJECT TO THIS AGREEMENT

Name of Portfolio	Effective Date

HSBC Investor Global Emerging Markets Fixed Income Fund	November 1, 2006

HSBC Investor Global Emerging Markets Local Debt Fund	March 1, 2010

Risk Managed Fund	March [__], 2011

Aggressive Strategy Fund	February 1, 2007

Balanced Strategy Fund	February 1, 2007

Conservative Strategy Fund	February 1, 2007

Moderate Strategy Fund	February 1, 2007

HSBC Investor California Tax-Free Money Market Fund	April 13, 2007

HSBC Investor Prime Money Market Fund	April 13, 2007

HSBC Investor New York Tax-Free Money Market Fund	April 13, 2007

HSBC Investor Tax-Free Money Market Fund	April 13, 2007

HSBC Investor U.S. Government Money Market Fund	April 13, 2007

HSBC Investor U.S. Treasury Money Market Fund	April 13, 2007

HSBC Investor U.S. Treasury Obligations Money Market Fund	[______________]

HSBC Investor India Equity Fund	June 29, 2007

HSBC Investor China Equity Fund	June 29, 2007

HSBC Investor BRIC Equity Fund	June 29, 2007

Date last updated:	February 10, 2011